Exhibit 10.1

Crixus BH3 Acquisition Company

819 NE 2nd Avenue, Suite 500

Fort Lauderdale, FL 33304

August 8, 2023

Crixus BH3 Sponsor LLC

819 NE 2nd Avenue, Suite 500

Fort Lauderdale, FL 33304

Re:	Termination of Administrative Services Agreement

Ladies and Gentlemen:

Reference is made to that certain Administrative Services Agreement by and between Crixus BH3 Acquisition Company (the “Company”) and Crixus BH3 Sponsor LLC (“Provider”) dated October 4, 2021 (the “Services Agreement”). Capitalized terms used herein but not defined shall have the meanings set forth in the Services Agreement.

The parties hereby agree that, effective as of March 31, 2023, (i) the Services Agreement shall be terminated and be of no further force and effect, and (ii) any amounts due and owing from the Company to the Provider after March 31, 2023 are hereby waived by Provider (and for the avoidance of doubt, Provider confirms that it does not, and will not, have any Claim against the Trust Account for any such waived amounts).

Sincerely,

CRIXUS BH3 ACQUISITION COMPANY

By:	/S/ GREGORY FREEDMAN
Name:	Gregory Freedman
Title:	Co-CEO

AGREED TO AND ACCEPTED BY:

CRIXUS BH3 SPONSOR LLC

BY: BH3 MANAGEMENT LLC,
as Manager

By:	/S/ GREGORY FREEDMAN
Name:	Gregory Freedman
Title:	President